3D-Pioneer Systems Announces Alpha Build of "Appaloza" Cloud Platform Secure 3D Printer Application, Marketplace and Design Community

London, UK. 3D-Pioneer Systems, Inc. ("3D Pioneer"or "the Company") (OTCQB/OTCBB: DPSM) announced today that we are launching our alpha build of "Appaloza". Appaloza is being created as a proprietary "E-Commerce Cloud Marketplace" and 3D printing application, created to provide designers and customers with a secure repository and virtual marketplace to store, edit, buy and sell original 3D designs. A preview of Appaloza can be found at www.appaloza.com.

Users will also be able to order prints utilizing a multitude of different materials such as plastic, ceramic, titanium, gold, and stainless steel.

As stated by our CEO, Alexander Tsingos, "Appaloza, by the nature of it being created as a Cloud Platform, it is anticipated to stream data directly to a 3D printer, allowing customers to download the original 3D files.   This model is being designed to ensure that a single print of an object will not expose the user's source file. Appaloza is intended to allow artists the ability to manage their own virtual e-commerce store and sell their original 3D design files directly to customers.  Appaloza is also intended to allow customers to view, edit and send designs directly from the cloud to their printer.  The secure Cloud Platform being design is intended to enable users to log in, upload or buy designs, select the appropriate type of printer and print projects either directly to their local FDM printer, or via an affiliated third-party printing bureau".

The Key Features of Appoloza being created and designed include:

-            Simple Search Service for making easy product discovery with predictive search suggestions.
-            Secure print ability focused on Intellectual Property Rights Protection
-            A community for users to share, comment and collaborate on designs and projects
-            A virtual marketplace for artists to create and manage their own online store
-            Users will have the ability to track analytics on their designs
-            Users will have the ability to rate sellers on the marketplace
-            Users will have the ability to rate and review and comment on designs
-            Users will be able to slice, edit and print designs directly from Appaloza to their 3D printer

The Alpha build of Appaloza will focus on testing and user feedback on the primary functionality of the streaming printing and intellectual property rights protection. Ecommerce transactions and financial services will follow in the beta and final stages of release.

About 3D Pioneer

3D Pioneer Systems is a diversified technology company focused on delivering true plug and play 3d printers and printer applications that are designed to simplify the creative process and be accessible to a broad audience of consumers around the world. The company is also a marketer and developer of cutting edge mobile games and software applications that consumers can download on a variety of operating systems.

Cautionary Note Regarding Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward–looking statements can be identified by words such as "anticipates," "intends," "Plans," "Seeks," "believes," "estimates," "expects," and other similar references to future events.  By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Therefore, you should not place undue reliance on such forward-looking statements.   There are a number of factors that could cause actual results and developments to differ materially from our forecasted results. These risks and uncertainties include our ability to: attract end users; attract advertisers; our ability to successfully implement our current long-term growth strategy; as well as product demand, market competition, fluctuations in advertising payouts, delays in website & application development, technical issues beyond our control, reliance on the various platforms that we build applications on, and risks inherent in our operations. For a discussion of these risks and uncertainties, please review our filings with the SEC. Our public filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov.  The information provided is as of the date of this press release, and we expressly disclaim any duty to update information contained herein.

Contact:

3D Pioneer Systems Inc.
Tel: 855 598 4793
Email: ir@kingstonir.net